UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2006

Opteum Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On September 20, 2006, the Board of Directors (the “Board”) of Opteum Inc. (the “Company”) approved various substantive and non-substantive amendments to the Company’s bylaws effective immediately, including substantive amendments to Sections 2.2, 2.5, 4.1, 4.8 and 4.9, as well as Article VIII. These amendments were adopted to accomplish, among other things, the following:

•	to remove superfluous language requiring that the Board and each of its committees consist of a majority of independent directors;

•	to clarify the ability of the Board to increase and decrease the size of the Board and fill vacancies on the Board;

•
to expressly permit the Board, in its discretion, to delegate any of its authority in respect of the appointment, removal and compensation of officers to any committee of the Board, the President or the Chief Executive Officer; and

•	to amend the provisions concerning rights to indemnification and advancement of legal expenses.

This description of the amendments to the Company’s bylaws is qualified in its entirety by reference to the Company’s Amended and Restated Bylaws filed herewith as Exhibit 3.1 and incorporated by reference herein.

ITEM 9.01.	EXHIBITS

(c)	Exhibit

The following exhibit is filed pursuant to Item 601 of Regulation S-K:

3.1 - Amended and Restated Bylaws of Opteum Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2006	OPTEUM INC.

	By:	/s/ Jeffrey J. Zimmer
Jeffrey J. Zimmer
Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.

3.1	-	Amended and Restated Bylaws of Opteum Inc.